UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Pimi Agro Cleantech, Inc.

(Exact name of registrant as specified in its charter)

Delaware	26-4684680
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

269 South Beverly Drive, Suite 1091

Beverly Hills, California 90212

(Address of principal executive offices)  (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act.

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, $0.01 par value	Not Applicable

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this Form relates:  Not Applicable

Explanatory Note

This Registration Statement on Form 8-A is being filed by Pimi Agro Cleantech, Inc., a Delaware corporation (the “Company”) in connection with the registration of its common stock, $0.01 par value (the “Common Stock”), under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act” ). The Common Stock had been registered under Section 12(g) of the Exchange Act.

Item 1.	Description of The Company’s Securities to be Registered

The description of the Common Stock of the Company is set forth under the caption “Description of Securities” in the prospectus included in the Company’s Registration Statement on Form S-1 (File No. 333-158986) filed with the Securities and Exchange Commission on May 5, 2009, as amended (the “Registration Statement”), is hereby incorporated by reference herein. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that is subsequently filed is also incorporated by reference herein.

Item 2.	Exhibits

3.1	Articles of Incorporation (Filed as exhibit to the 3.3 to the Company’s registration statement on Form S-1 which was filed with the Securities and Exchange Commission on May 5, 2009 and is incorporated herein by reference)
3.2	By-laws (Filed as exhibit to the 3.4 to the Company’s registration statement on Form S-1 which was filed with the Securities and Exchange Commission on May 5, 2009 and is incorporated herein by reference)

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: April 13, 2011	PIMI AGRO CLEANTECH, INC.

	By:	/s/ Youval Saly
Youval Saly
Chief Executive Officer